February 19, 2014

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Apollo Acquisition Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated February 19, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

1660 Highway 100 South

Suite 500

St. Louis Park, Minnesota  55416

630.277.2330